Exhibit 10.5

EXECUTION VERSION

NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES AND THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE SOLD, DISTRIBUTED, OFFERED, PLEDGED, ENCUMBERED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION, AN AVAILABLE EXEMPTION THEREFROM, OR A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR UNDER THE SECURITIES LAWS OF ANY STATES. UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION. AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

THIS NOTE IS SUBJECT TO THE TERMS OF (I) THAT CERTAIN SUBORDINATION AGREEMENT DATED ON OR ABOUT THE DATE HEREOF BY AND BETWEEN THE HOLDER HEREOF AND SWK FUNDING LLC AND (II) ANY INTERCREDITOR ARRANGEMENT OR SUBORDINATION AGREEMENT ENTERED INTO PURSUANT TO THE TERMS OF THAT CERTAIN CREDIT AGREEMENT, DATED ON OR ABOUT THE DATE HEREOF, BY AND AMONG THE COMPANY, HOLDER OR AN AFFILIATE OF HOLDER, AS AGENT AND LENDER.

ACER THERAPEUTICS INC.

SECURED CONVERTIBLE NOTE

Maturity Date: March [___], 2025

[$1,895,567/$4,104,433]	Issuance Date: March [___], 2022

This Secured Convertible Note (this “Note”) is issued by Acer Therapeutics Inc., a Delaware corporation (the “Company”), initially due March [___], 2025 (the “Maturity Date”) in the principal amount as set forth below.

FOR VALUE RECEIVED, the Company hereby promises to pay to [MAM AARDVARK, LLC/MARATHON HEALTHCARE FINANCE FUND, L.P.] or its registered assigns or successors-in-interest (“Holder”) the principal sum of [$1,895,567/$4,104,433], together with all accrued but unpaid interest thereon, if any, on the earlier of March [___], 2025 or the consummation of a Change in Control Transaction (the “Maturity Date”), to the extent such principal amount and interest has not been repaid or converted into the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), in accordance with the terms hereof.

Unless otherwise agreed or required by applicable law, payments or conversions hereunder will be applied first to any unpaid collection costs, then to unpaid interest and fees and any remaining amount to principal.

All payments of principal and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. This Note may not be prepaid in whole or in part except as otherwise provided herein or with the Holder’s prior written consent. If any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Secured Convertible Note Purchase and Security Agreement dated March 4, 2022 pursuant to which the Notes originally were issued (the “Purchase Agreement”). For purposes hereof the following terms shall have the meanings ascribed to them below:

“Bankruptcy Event” means any of the following events: (a) the Company or any subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any subsidiary thereof; (b) there is commenced against the Company or any subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any subsidiary consistently fails to pay, or publicly states that it is unable to pay or is unable to pay, its debts as they become due; (g) the Company or any subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

“Cash Interest Payment Date” shall mean the first to occur of (i) the ACER-001 Approval Date (as defined in the SWK Loan), and (ii) the repayment in full of all Obligations under the SWK Loan and the termination of the SWK Loan other than provisions thereof that specifically survive such termination in accordance with the terms thereof.

“Change in Control Transaction” will be deemed to exist if (i) there occurs any consolidation, merger or other business combination of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in any of such events the voting stockholders of the Company prior to such event cease to own 50% or more of the voting power, or corresponding voting equity interests, of the surviving entity after such event, or (ii) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis.

“Conversion Price” shall equal $2.50 (which Conversion Price shall be subject to adjustment as set forth herein).

“Conversion Shares” means the shares of Common Stock into which the Notes are convertible (including interest or principal payments in Common Stock as set forth herein) in accordance with the terms hereof and the Purchase Agreement.

“Indebtedness” of any person or entity means (a) all obligations evidenced by notes, bonds, debentures or similar instruments, including without limitation obligations so evidenced incurred in connection with the acquisition of property, assets or businesses and (b) all contingent obligations or guarantees in respect of the foregoing.

“Lien” means a lien, charge, security interest, mortgage, encumbrance, pledge or hypothecation.

“Marathon Subordination Agreement” means any intercreditor arrangement or subordination agreement entered into pursuant to or required in order for this Note to constitute Permitted Indebtedness under the terms of the Term Loan Credit Agreement between Holder and Agent (as defined in the Term Loan Credit Agreement), as the same may be modified, amended or restated from time to time.

“Notes” shall mean this Note or any Notes resulting from a transfer of all or any part of this Note.

“Permitted Indebtedness” means any Indebtedness of the Company that is otherwise permitted pursuant to Section 7.1 of the Term Loan Credit Agreement.

“Permitted Liens” has the meaning set forth in the Term Loan Credit Agreement.

“Principal Amount” shall refer to the sum of (i) the original principal amount of this Note and (ii) all accrued but unpaid interest hereunder.

“Principal Market” shall mean The Nasdaq Stock Market LLC or such other principal market or exchange on which the Common Stock is then listed for trading.

“Subordination Agreement” shall mean the SWK Subordination Agreement, the Marathon Subordination Agreement or both as the context may require.

“SWK” shall mean SWK Funding LLC.

“SWK Loan” shall mean that certain term loan made by SWK to the Company pursuant to that certain Credit Agreement, dated on or about the date hereof, as the same may be modified, amended or restated in accordance with the SWK Subordination Agreement (as defined below).

“SWK Subordination Agreement” shall mean that certain Subordination Agreement, dated on or about the date hereof, between SWK and the Holder, as the same may be modified, amended or restated from time to time.

“SWK Warrant” shall mean that certain Warrant to Purchase Stock with respect to up to 150,000 shares of the Company’s Common Stock, dated March 4, 2022, issued to SWK by the Company, as the same may be modified, amended or restated from time to time.

“Term Loan Credit Agreement” shall mean that certain Credit Agreement, dated on or about the date hereof, by and among the Company, Holder or an Affiliate of Holder, as agent and lender, and the other parties thereto from time to time, as the same may be modified, amended or restated from time to time.

“Trading Day” shall mean a day on which there is trading on the Principal Market.

“Transaction Documents” means the Purchase Agreement, the Notes and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith.

The following terms and conditions shall apply to this Note:

Section 1. Payments.

(a) Interest Payments. Interest on the unpaid principal balance hereof shall accrue at the rate of 6.5% per annum from the date of original issuance hereof (the “Issuance Date”) until the same becomes due and payable as set forth herein, or such earlier date upon acceleration or by conversion or redemption in accordance with the terms hereof or of the Purchase Agreement. Interest on this Note shall accrue daily commencing on the Issuance Date and shall be computed for the actual number of days elapsed during the period in question on the basis of a year consisting of three hundred sixty-five (365) days and shall be calculated by determining the daily principal balance outstanding for each day of such period in question, and shall be otherwise subject to the provisions of Section 1 hereof. Subject to the terms of any applicable Subordination Agreement, accrued interest shall be payable quarterly, in arrears, on the third (3rd) Business Day of the first calendar month of each calendar quarter beginning on April 5, 2022, and thereafter on the third (3rd) Business Day of the first calendar month of each successive calendar quarter (each, an “Interest Payment Date”); provided, however, that until the Cash Interest Payment Date, interest shall not be payable in cash, but shall accrue and be payable in cash within three (3) Business Days of the ACER-001 Approval Date. Notwithstanding anything contained herein, this Note shall bear interest on the due and unpaid Principal Amount from and after the occurrence and during the continuance of an Event of Default pursuant to Section 5(a) at the rate (the “Default Rate”) equal to the lower of 11.5% per annum or the highest rate permitted by law, until and unless such Event of Default has been cured.

(b) No Deduction, Withholding or Offset. Any payment by the Company to the Holder hereunder, whether for principal, interest or otherwise, shall not be subject to any deduction, withholding or offset for any reason whatsoever except to the extent required by law, and the Company represents that to its best knowledge no deduction, withholding or offset is so required for any tax or any other reason.

Section 2. Put Right.

(a) Put Right. Subject to any restrictions set forth in any applicable Subordination Agreement, during the 30-day period beginning on 12th, 18th and 24th monthly anniversary of the Closing Date, and upon notice provided by the Holders of a majority of the outstanding principal amount of the Notes during such period, the Company shall redeem the Notes in whole, and each Holder shall be obligated to surrender the Note in whole, at a redemption price equal to 100% of the outstanding principal amount of such Note being redeemed, together with any accrued but unpaid interest thereon to the redemption date (the “Redemption Price”). The Holders of a majority of the outstanding principal amount of the Notes shall effect such request for redemption under this Section 2 by giving notice (in accordance with the Purchase Agreement) to the Company of the intent to exercise the Holder’s right to require redemption and the date fixed for redemption (the date such redemption is consummated pursuant to this Section 2 being referred to herein as the “Redemption Date,” which shall be within 30-days of delivery of the redemption notice pursuant to this Section 2(a) subject to Section 2(b) below). On or after the Redemption Date, each Holder of Notes shall surrender its certificates evidencing all Notes to be redeemed (or affidavits of loss) to the Company at its principal executive offices and shall thereupon be entitled to receive payment of the Redemption Price for the Notes redeemed on the Redemption Date. In the event that, at the time of any redemption or repayment, there exists more than one (1) Note, the repayment or redemption of such Notes shall be on a pro rata basis, based upon the relative Principal Amount outstanding with respect to each Note as compared to the aggregate Principal Amount outstanding with respect to all Notes being redeemed.

(b) Subordination Agreement and Insufficient Liquidity. Notwithstanding anything to the contrary in this Section 2, in the event that the Company is prohibited from effectuating the redemption(s) described in Section 2(a) above and/or otherwise paying to the Holder the Redemption price pursuant to the terms of any applicable Subordination Agreement, the Company shall cause the Redemption Date to occur within five (5) Business Days of the payment in full of all senior indebtedness described in such Subordination Agreement. In addition to the forgoing, in the event that the Company does not have sufficient cash or cash equivalents on hand to fund the Redemption Price in a commercially-reasonable manner, as demonstrated via documentation provided by the Company to the Holder, the Company shall pay such Redemption Price to the Holder within six (6) months of the Redemption Date by making six (6) equal monthly payments to Holder beginning on the Redemption Date and on each monthly anniversary of the Redemption Date thereafter.

(c) Conversion Prior to Redemption. Notwithstanding anything to the contrary in this Section 2, any Notes included in a redemption notice pursuant to Section 2(a) shall continue to be convertible in accordance with Section 4 after the notice of redemption and prior to the Redemption Date.

Section 3. Senior Debt. So long as this Note remains outstanding, the Company shall not, and shall not permit any subsidiary (whether or not a subsidiary on the Closing Date) to, directly or indirectly:

(a) Other than Permitted Indebtedness, issue, enter into, create, incur or assume any Indebtedness; or

(b) Other than Permitted Liens, enter into, create, incur, assume or suffer or permit to exist any Liens on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom.

Section 4. Conversion.

(a) Conversion Right. Subject to the terms hereof, the Holder shall have the right, at such Holder’s option, at any time and from time to time, to convert the outstanding Principal Amount under this Note in whole or in part by delivering to the Company a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (a “Conversion Notice”), which may be delivered in the manner for providing notices to the Company provided for in the Purchase Agreement.

(b) Common Stock Issuance upon Conversion.

(i) Conversion Date Procedures. Upon conversion of this Note pursuant to Section 4(a), the outstanding Principal Amount hereunder shall be converted into such number of shares of Common Stock as is determined by dividing (x) the Principal Amount elected to be converted, by (y) the then-applicable Conversion Price. The date of any Conversion Notice is referred to herein as the “Conversion Date”. If the Holder is converting less than all of the outstanding Principal Amount hereunder pursuant to a Conversion Notice and has delivered this Note to the Company, the Company shall promptly deliver to the Holder (but no later than five (5) Trading Days after the Conversion Date) a Note for such outstanding Principal Amount as has not been converted if this Note has been tendered to the Company for partial conversion. The Holder shall not be required to physically surrender this Note to the Company upon any conversion or hereunder unless the full outstanding Principal Amount represented by this Note is being converted or repaid. The Company shall maintain accurate records showing the outstanding Principal Amount so converted and repaid and the dates of such conversions or repayments.

(ii) Stock Certificates. The Company will deliver to the Holder not later than three (3) Trading Days after the Conversion Date, a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of this Note. If in the case of any conversion hereunder, such certificate or certificates are not delivered to or as directed by the Holder by the third Trading Day after the Conversion Date, the Holder, in addition to any other remedy the Holder may have at law or in equity, shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Note tendered for conversion.

(iii) Restricted Shares. The Holder understands that the shares of Common Stock issuable upon conversion of this Note will be “restricted securities” within the meaning of Rule 144 under the 1933 Act and may not be sold, pledged, assigned or transferred and must be held indefinitely in the absence of (i) an effective registration statement under the 1933 Act and applicable state securities laws with respect thereto or (ii) an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act as evidenced by an opinion of counsel satisfactory to the Company that such registration is not required. The certificates for the Common Stock issuable upon conversion of this Note shall bear the following or similar legend (in addition to such other restrictive legends as are required or deemed advisable under any applicable law or any other agreement to which the Company is a party):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE SOLD, DISTRIBUTED, OFFERED, PLEDGED, ENCUMBERED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION, AN AVAILABLE EXEMPTION THEREFROM, OR A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR UNDER THE SECURITIES LAWS OF ANY STATES. UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

The Holder consents to the Company making a notation on its records or giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer set forth and described herein. Notwithstanding the foregoing, the legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Shares are sold or transferred pursuant to a registration statement for resale under the Securities Act, (ii) such Shares are sold or transferred pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Company), or (iii) if such legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Commission).

(iv) Limitation on Conversion. Notwithstanding anything herein to the contrary, the Holder shall not attempt to convert any portion of this Note and the Company shall not issue to the Holder any shares of Common Stock upon attempted conversion of this Note, to the extent, after giving effect to such issuance, (A) the aggregate number of shares of Common Stock issued upon conversion of this Note (and any other Notes issued under the Purchase Agreement) together with any shares of Common Stock issued or issuable pursuant to any other securities issued by the Company that are deemed integrated into the issuance of the Notes under the Purchase Agreement pursuant to applicable stock exchange listing rules, would be in excess of 19.99% of the shares of Common Stock outstanding immediately prior to the issuance of the Notes under the Purchase Agreement (or, if earlier, the issuance of any other security issued by the Company that is deemed integrated into the issuance of the Notes under the Purchase Agreement pursuant to applicable stock exchange listing rules), or (B) the Holder (together with the Holder’s affiliates and associates), would (i) beneficially own in excess of 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to such issuance (the “Maximum Aggregate Ownership Amount”) or (ii) control in excess of 19.99% of the total voting power of the Company’s securities outstanding immediately after giving effect to such issuance that are entitled to vote on a matter being voted on by holders of the Common Stock (the “Maximum Aggregate Voting Amount”), unless and until, in each of the above cases, the Company obtains stockholder approval permitting such issuance in accordance with applicable rules of the NASDAQ Capital Market (or any other applicable national securities exchange) (“Stockholder Approval”). For purposes of this paragraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder. For purposes of this paragraph, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, filed with the SEC, (y) a more recent public announcement by the Company, or (z) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two business days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. If on any attempted conversion of this Note the resulting issuance of Shares would result in the Holder exceeding the Maximum Aggregate Ownership Amount or the Maximum Aggregate Voting Amount and the Company shall not have previously obtained Stockholder Approval at the time of conversion, then the Company shall only issue to the Holder such number of Shares as may be issued below the Maximum Aggregate Ownership Amount or Maximum Aggregate Voting Amount, as the case may be. Except for the shares underlying the SWK Warrant, there are no other securities issued or issuable by the Company that could reasonably be deemed integrated into the issuance of the Notes pursuant to applicable stock exchange listing rules.

(v) Further Limitations on Conversions. Notwithstanding anything to the contrary contained in this Note, this Note shall not be convertible by the Holder hereof, and the Company shall not affect any conversion of this Note or otherwise issue any shares of Common Stock pursuant hereto, to the extent (but only to the extent) that after giving effect to such conversion or other share issuance hereunder the Holder (together with its affiliates and any persons acting as a group together with the Holder or any of the Holder’s affiliates) (such persons, “Attribution Parties”) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Common Stock. To the extent the above limitation applies, the determination of whether this Note shall be convertible (vis-à -vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates and Attribution Parties) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by the Holder and its affiliates and Attribution Parties ) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to convert this Note, or to issue shares of Common Stock, pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. For purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act (as defined in the Purchase Agreement) and the rules and regulations promulgated thereunder. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Note. By written notice to the Company, at any time the Holder may increase or decrease the Maximum Percentage to any other percentage specified in such notice, subject to compliance with Section 4(b)(iv); provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other holder of Notes.

(c) Conversion Price Adjustments.

(i) Stock Splits and Dividends. If at any time while this Note is outstanding, the number of outstanding shares of Common Stock is increased by means of a stock split or a stock dividend payable in shares of Common Stock, or other similar event, then, on the effective date of such event, the Conversion Price shall be decreased in proportion to such increase in the number of outstanding shares of Common Stock. By way of example, if there were to be a 2:1 stock split with respect to the Common Stock, the Conversion Price would be reduced from $2.50 to $1.25.

(ii) Reverse Stock Splits and Share Combinations. If at any time while this Note is outstanding, the number of outstanding shares of Common Stock is decreased by means of a reverse stock split or a stock combination, or other similar event, then, on the effective date of such event, the Conversion Price shall be increased in proportion to such decrease in the number of outstanding shares of Common Stock. By way of example, if there were to be a 2:1 reverse stock split with respect to the Common Stock, the Conversion Price would be increased from $2.50 to $5.00.

(iii) Other Adjustments. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another person, or the sale of all or substantially all of the Company’s assets to another person shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions, and subject to the limitations, as specified in this Note and in lieu of the shares of the Common Stock of the Company immediately theretofore receivable upon conversion hereof, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore receivable upon conversion hereof had such reorganization, reclassification, consolidation, merger or sale not taken place.

(iv) Rounding of Adjustments. All calculations under this Section 4 or Section 1 shall be made to the nearest 4 decimal places or the nearest 1/100th of a share, as the case may be.

(v) Notice of Adjustments. Whenever the number or type of Conversion Shares and/or the Conversion Price is adjusted pursuant hereto, the Company shall promptly deliver to each holder of the Notes, a notice setting forth the number and type of Conversion Shares and the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

(vi) Notice of Certain Events. If:

A. the Company shall declare a dividend (or any other distribution) on its Common Stock;

B. the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock;

C. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights;

D. the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

E. the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at its last address as it shall appear upon the books of the Company, on or prior to the date notice to the Company’s stockholders generally is given, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange.

(vii) Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of the Common Stock (“Purchase Rights”), then the Holder will be entitled to acquire, upon conversion of this Note in accordance with its terms, a portion of the aggregate Purchase Rights which the Holder would have acquired if the Holder had held all Conversion Shares immediately before the date on which a record is taken to determine holders of the Common Stock for the grant, issue or sale of such Purchase Rights. Such portion will be determined based on the Principal Amount converted on the applicable Conversion Date in accordance the terms hereof relative to aggregate Principal Amount on the Conversion Date.

(d) Reservation and Issuance of Underlying Securities. The Company will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of the Notes, not less than such number of Conversion Shares (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) issuable upon the conversion of this Note hereunder in Common Stock (the “Required Reserve Amount”). The Company covenants that all Conversion Shares that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, and nonassessable. If at any time while this Note remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of this Note at least a number of shares of Common Stock equal to the Required Reserve Amount, then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding.

(e) No Fractions. Upon a conversion hereunder the Company shall not be required to issue fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing price of a share of Common Stock on the applicable Conversion Date; provided that, if at any time the Common Stock is not traded on a securities exchange or an automated quotation system or in the over-the-counter market, the cash payment provided for by this Section 4(e) will be based on the fair market value of a share of Common Stock as determined in good faith by the Company’s board of directors and the fractional share not required to be issued pursuant to the foregoing. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(f) Charges, Taxes and Expenses. Issuance of certificates for Conversion Shares upon the conversion of this Note (including repayment in stock) shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Conversion Shares are to be issued in a name other than the name of the Holder, this Note when surrendered for conversion shall be accompanied by an assignment form; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

(g) Cancellation. After all of the Principal Amount have been paid in full or converted into Conversion Shares, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Company at the Company’s principal executive offices.

(h) Notices Procedures. Any and all notices or other communications or deliveries to be provided by the Holder to the Company hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered in the manner provided for in the Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or by a nationally recognized overnight courier service addressed to the Holder at the email or other address of the Holder appearing on the books of the Company, or if no such email or other address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed delivered at the times provided for in the Purchase Agreement.

Section 5. Defaults and Remedies. The Agent’s and the Holders’ rights and remedies in any Event of Default (as defined in the Purchase Agreement) shall be as set forth in the Purchase Agreement.

Section 6. General.

(a) Payment of Expenses. The Company agrees to pay all reasonable charges and expenses, including attorneys’ fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(b) Savings Clause. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby. In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(c) Amendment. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

(d) Assignment, Etc. Subject to compliance with applicable securities laws, the Holder may assign or transfer all or any part of this Note to any transferee with or without the consent of the Company. The Holder shall notify the Company of any such assignment or transfer promptly. The Company may not assign all or any part of its obligations under this Note without the prior written consent of the Holder. This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and assigns.

(e) No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(f) Governing Law. THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

(g) Replacement Notes. This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same. No service charge will be made for such registration or exchange. In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an affidavit of loss reasonably satisfactory to the Company.

(h) Waivers of Demand, etc. The Company hereby waives demand, presentment, notice of dishonor or nonpayment, protest and notice of protest and acceptance of partial payments, whether before, at, or after the Maturity Date, all which may be made without notice to the Company and without affecting its liability to the Holder.

(i) Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

(j) Counterparts; Electronic Signatures. This Note may be executed in counterparts with the same effect as if all parties had executed the same document. All counterparts shall be construed together and shall constitute a single agreement. Further, the parties hereto consent and agree that this Note may be signed and/or transmitted by e-mail of any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the U.S. Electronic Signatures in Global and National Commerce Act or the New York Electronic Signatures and Records Act, which includes any electronic signature provided using Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the parties hereto and reasonably available at no undue burden or expense to the Agent), except to the extent the Agent requires otherwise. Any such electronic signatures shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder. No party hereto shall raise the use of e-mail or other electronic transmission to deliver a signature or the fact that any signature or agreement or amendment was transmitted or communicated through the use of e-mail or other electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the day and in the year first above written.

ACER THERAPEUTICS INC.

By:

Name:
Title:

Secured Convertible Note

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